Sunlight Financial Reports Third Quarter 2021 Results

- Year-over-Year Funded Loan Volume up 77% to $639 Million -
- Year-over-Year Total Revenue up 72% to $30 Million -
- GAAP Net Loss of $(22.2) Million -
- Adjusted EBITDA nearly doubles to $11.4 Million -

NEW YORK, N.Y. and CHARLOTTE, N.C. – November 15, 2021 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale financing company, today provided financial results for the third quarter ended September 30, 2021.

“Sunlight continued to see outstanding year-over-year growth in the third quarter of 2021 with Funded Loan Volume up 77% to $639 million," said Matt Potere, Chief Executive Officer of Sunlight. "Although industry-wide issues with supply chains, labor shortages and permitting delays lengthened project installation timelines and impacted funded loans, an increase in our Total Platform Fee Margin to 4.3% partially offset this impact, leading to record-high Total Revenue of $30 million in the third quarter of 2021."

"Our industry-leading credit quality enabled us to add three new capital providers and improve pricing with our existing capital providers this quarter, driving margin improvement and allowing us to offer more attractive pricing to our contractors," added Mr. Potere. "We also launched non-prime solar and home improvement products and improved operational efficiency in Orange® through Robotic Process Automation. Through these and other efforts to build contractor loyalty, we have signed exclusive first look and volume commitments representing over $1 billion of expected funded loan volume in 2022, positioning Sunlight for continued, sustainable growth."

All financial and operating results included in this release reflect the summation of results of the accounting predecessor, Sunlight Financial LLC, from July 1 through July 9 and the successor, Sunlight Financial Holdings Inc., from July 10 through September 30, to reflect the completion of the business combination with Spartan Acquisition Corp. II (“Spartan”), which occurred on July 9, 2021.

Third Quarter 2021 Key Financial Metrics

▪Total Funded Loans of $639 million, up 77% from the prior-year period
▪Total Revenue of $30.0 million, a 72% increase from the prior-year period
▪GAAP Net Loss of $(22.2) million, relative to GAAP Net Income of $4.1 million in the prior-year period, driven by non-cash business combination-related accounting
▪Adjusted EBITDA of $11.4 million, a 97% increase from $5.8 million in the prior-year period
▪Adjusted EBITDA Margin of 37.9%, up materially from 33.1% in the prior-year period
▪Total Platform Fee Margin of 4.3% (up from 4.0% in the prior quarter) and Direct Channel Platform Fee Margin of 5.0% (up from 4.3% in the prior quarter)
▪Free Cash Flow of $4.8 million and cumulative year-to-date Free Cash Flow of $28.8 million

Third Quarter 2021 Key Operational Metrics

▪Number of borrowers increased to 18,189, up 65% from 11,020 borrowers in the prior-year period

▪Contractor relationships grew 54% relative to the prior-year period, with 30 new solar contractors and 62 new home improvement contractors joining the Sunlight platform in the third quarter of 2021
▪Battery attachment rate grew to 24%, compared with 14% in the prior-year period
▪Average loan balance increased 8% year-over-year to $35,398, with a record-high average solar loan balance of $40,991 in the third quarter of 2021
▪As of September 30, 2021, Sunlight had a cumulative funded loan total of $5.4 billion
Full-Year 2021 Outlook

Due to the industry-wide challenges with supply chain, labor, and permitting experienced in the third quarter 2021 and expected to continue in the fourth quarter of 2021, Sunlight is reducing its full-year 2021 expectation for Total Funded Loans to $2.45 - $2.55 billion.

As Sunlight expects continued platform fee margin improvement in the fourth quarter of 2021, the Company is affirming the following previously-provided guidance ranges for full-year 2021 Total Revenue, Adjusted EBITDA, and Adjusted EBITDA margin:

▪Expected 2021 Total Revenue of $113 - $121 million
▪Expected 2021 Adjusted EBITDA of $46 - $51 million
▪Expected 2021 Adjusted EBITDA Margin of 38% - 42%

The mid-points of the 2021 outlook reflect robust year-over-year growth of 70% for funded loans, 68% for Total Revenue, and 102% for Adjusted EBITDA relative to full-year 2020 actual results.

Sunlight will initiate full-year 2022 guidance on its fourth quarter 2021 earnings call in March 2022.
Conference Call Information
Sunlight will host a conference call and webcast to discuss its third quarter 2021 financial and operational results and business outlook at 5:00 PM ET today, November 15, 2021. The conference call will be webcast live from the Company's investor relations website at ir.sunlightfinancial.com. A replay will be available on the investor relations website following the call.
Earnings Presentation

A supplemental earnings presentation is available at ir.sunlightfinancial.com. Additional information is available in the Form 10-Q, which Sunlight filed with the SEC on November 15, 2021.

About Sunlight Financial

Sunlight is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.

Media Contacts:
Investor Relations
Lucia Dempsey
investors@sunlightfinancial.com
888.315.0822

Public Relations
media@sunlightfinancial.com

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; global supply chain shortages, competition for skilled labor, and permitting delays; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on November 15, 2021, and other documents of Sunlight filed, or to be filed, with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Some of the operating and financial information and data contained in this press release, such as Total Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Sunlight believes these non-GAAP measures of financial and business results provide useful information to management and the reader regarding certain financial and business trends relating to Sunlight’s financial condition and results of operations. Sunlight further believes that the use of these non-GAAP financial and business measures provides an additional tool for use in evaluating projected operating results and trends and in comparing Sunlight’s financial and operating measures with other similar companies, many of which present similar non-GAAP financial and operating measures to their investors and potential investors. While Adjusted EBITDA, in particular, is relevant and widely used across industries and in the industries in which Sunlight participates, they may contain or exclude adjustments, exclusions and one-time items that third parties may or may not adjust for in connection with such measure, and such measure should not be considered an alternative to any GAAP measures in evaluating the profitability of an investment in, or whether to invest in or consummate a transaction involving, Sunlight. The principal limitation of the Adjusted EBITDA non-GAAP financial measure is that it excludes significant items of income and expense that are required by GAAP to be recorded in Sunlight’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by Sunlight’s management about which items of income and expense are excluded or included in determining this non-GAAP financial measure. The Adjusted EBITDA non-GAAP financial measure and other metrics used herein, including Adjusted EBITDA Margin, should not be relied on or considered an alternative to any GAAP measures or other measures related to the liquidity, financial condition or financial results of Sunlight. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS

dollars in thousands	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$72,786	$49,583
Restricted cash	2,259	3,122
Advances (net of allowance for credit losses of $0 and $121)	71,310	35,280
Financing receivables (net of allowance for credit losses of $0 and $125)	4,789	5,333
Goodwill	670,014	—
Intangible assets, net	387,887	4,533
Property and equipment, net	1,172	1,192
Due from affiliates	367	—
Other assets	21,942	7,030
Total assets	$1,232,526	$106,073

Liabilities, Temporary Equity, and Members' Equity

Liabilities
Accounts payable and accrued expenses	$20,228	$15,782
Funding commitments	20,987	18,386
Debt	20,613	14,625
Distributions payable	—	7,522
Deferred tax liabilities	36,081	—
Due to affiliates	817	—
Warrants, at fair value	31,474	5,643
Other liabilities	681	1,502
Total liabilities	130,881	63,460

Temporary Equity (Predecessor)	—	664,516

Stockholders' Equity
Other ownership interests' capital (Predecessor)	—	1,439
Class A Common Stock	9	—
Additional paid-in capital	724,941	—
Accumulated deficit	(37,789)	(623,342)
Total Capital	687,161	(621,903)
Treasury stock, at cost	(15,447)	—
Total Stockholders' Equity	671,714	(621,903)
Noncontrolling interests in consolidated subsidiaries	429,931	—
Total Equity	1,101,645	(621,903)

Total Liabilities and Equity	$1,232,526	$106,073

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Combined	Successor	Predecessor
dollars in thousands	For the Three Months Ended September 30, 2021	For the Period July 10, 2021 to September 30, 2021	For the Period July 1, 2021 to July 9, 2021	For the Three Months Ended September 30, 2020

Revenue	$28,594	$26,520	$2,074	$17,247
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	5,206	4,841	365	3,468
Compensation and benefits	33,824	32,782	1,042	6,748
Selling, general, and administrative	3,660	3,330	330	904
Property and technology	1,664	1,502	162	1,105
Depreciation and amortization	20,619	20,541	78	812
Provision for losses	254	254	—	310
Management fees to affiliate	4	—	4	100
Total Costs and Expenses	65,231	63,250	1,981	13,447
Operating income (loss)	(36,637)	(36,730)	93	3,800

Other Income (Expense), Net
Interest income	86	77	9	94
Interest expense	(323)	(291)	(32)	(264)
Change in fair value of warrant liabilities	8,677	10,116	(1,439)	(95)
Change in fair value of contract derivatives, net	614	489	125	391
Realized gains on contract derivatives, net	1,383	1,377	6	170
Other income (expense)	(65)	(60)	(5)	(24)
Business combination expenses	(1,622)	(1,093)	(529)	—
Total Other Income (Expense), Net	8,750	10,615	(1,865)	272
Net Income (Loss) Before Income Taxes	(27,887)	(26,115)	(1,772)	4,072
Income tax benefit (expense)	5,684	5,684	—	—
Net Income (Loss)	(22,203)	(20,431)	(1,772)	4,072
Noncontrolling interests in loss of consolidated subsidiaries	9,108	9,108	—	—
Net Income (Loss) Attributable to Class A Shareholders	$(13,095)	$(11,323)	$(1,772)	$4,072

Loss Per Class A Share
Net loss per Class A share
Basic	$(0.13)	$(0.13)
Diluted	$(0.15)	$(0.15)
Weighted average number of Class A shares outstanding
Basic	84,833,808	84,833,808
Diluted	131,088,438	131,088,438

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
dollars in thousands	For the Period July 10, 2021 to September 30, 2021	For the Period January 1, 2021 to July 9, 2021	For the Nine Months Ended September 30, 2020
Cash Flows From Operating Activities
Net income (loss)	$(20,431)	$6,131	$3,371
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	20,541	1,782	2,534
Provision for losses	254	1,172	788
Change in fair value of warrant liabilities	(10,116)	5,504	66
Change in fair value of contract derivatives, net	(489)	662	(846)
Other expense (income)	60	(616)	414
Share-based payment arrangements	24,821	18	112
Deferred income tax expense (benefit)	(5,684)	—	—
Increase (decrease) in operating capital:
Increase in advances	(28,690)	(7,314)	(12,913)
Decrease (increase) in due from affiliates	1,481	(1,839)	—
Decrease (increase) in other assets	(16,444)	2,129	(544)
Increase (decrease) in accounts payable and accrued expenses	(12,617)	2,327	2,329
Increase (decrease) in funding commitments	(498)	3,100	(7,594)
Increase in due to affiliates	—	761	—
Increase (decrease) in other liabilities	(109)	539	(64)
Net cash provided by (used in) operating activities	(47,921)	14,356	(12,347)

Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	351	832	971
Payments to acquire loans and participations in loan pools	(254)	(1,170)	(2,128)
Payments to acquire property and equipment	(871)	(1,066)	(2,533)
Payments to acquire Sunlight Financial LLC, net of cash acquired	(304,570)	—	—
Other payments to acquire Sunlight Financial LLC	—	—	—
Net cash used in investing activities	(305,344)	(1,404)	(3,690)

Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	—	20,746	8,713
Repayments of borrowings under line of credit	—	(14,758)	(5,899)
Proceeds from issuance of private placement	250,000	—	—
Payments of stock issuance costs	(19,618)	—	—
Payments for share-based payment tax withholdings	(18,591)	—	—
Payment of capital distributions	—	(7,522)	(1,987)
Payment of debt issuance costs	—	(491)	—
Net cash provided by (used in) financing activities	211,791	(2,025)	827

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(141,474)	10,927	(15,210)

Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	216,519	52,705	51,656

Cash, Cash Equivalents, and Restricted Cash, End of Period	$75,045	$63,632	$36,446

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$263	$537	$558
Cash paid during the period for income taxes, net	—	—	—

Noncash Investing and Financing Activities
Preferred dividends, paid in-kind	$—	$58,709	$11,962
Change in temporary equity redemption value	—	195,665	279

RECONCILIATION OF GAAP MEASURES TO ADJUSTED FINANCIAL MEASURES

TOTAL REVENUE RECONCILIATION

	Combined	Successor	Predecessor
	For the Three Months Ended September 30, 2021	For the Period July 10, 2021 to September 30, 2021	For the Period July 1, 2021 to July 9, 2021	For the Three Months Ended September 30, 2020
dollars in thousands
Revenue	$28,594	$26,520	$2,074	$17,247
(+) Realized gain on contract derivatives, net	1,383	1,377	6	170
Total Revenue	$29,977	$27,897	$2,080	$17,417

ADJUSTED EBITDA AND FREE CASH FLOW RECONCILIATION

	Combined	Successor	Predecessor
	For the Three Months Ended September 30, 2021	For the Period July 10, 2021 to September 30, 2021	For the Period July 1, 2021 to July 9, 2021	For the Three Months Ended September 30, 2020
dollars in thousands
Net Income (Loss)	$(22,203)	$(20,431)	$(1,772)	$4,072
Depreciation and amortization	20,619	20,541	78	812
Interest expense	323	291	32	264
Income taxes	(5,684)	(5,684)	—	—
Non-cash change in financial instruments	(9,252)	(10,568)	1,316	(272)
Equity-based compensation	24,821	24,821	—	15
Fees paid to brokers	1,126	1,033	93	869
Expenses from the Business Combination	1,622	1,093	529	—
Adjusted EBITDA	$11,372	$11,096	$276	$5,760
Interest expense	(323)	(291)	(32)	(264)
Income taxes	5,684	5,684	—	—
Fees paid to brokers	(1,126)	(1,033)	(93)	(869)
Expenses from the Business Combination	(1,622)	(1,093)	(529)	—
Provision for losses	254	254	—	310
Changes in operating capital and other	(64,910)	(62,538)	(2,372)	(14,662)
Net Cash Provided by (Used in) Operating Activities	$(50,671)	$(47,921)	$(2,750)	$(9,725)
Capital expenditures	(789)	(560)	(229)	(1,668)
Changes in advances, net of funding commitments	33,402	29,188	4,214	9,534
Changes in restricted cash	1,602	1,585	17	217
Payments of Business Combination costs	1,035	968	67	—
Other changes in working capital	20,247	20,638	(391)	386
Free Cash Flow	$4,826	$3,898	$928	$(1,256)